UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 18, 2025

STRATEGY INC

(Exact name of registrant as specified in its charter)

Delaware	001-42509	51-0323571
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1850 Towers Crescent Plaza Tysons Corner, Virginia	22182
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (703) 848-8600

MicroStrategy Incorporated

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on which Registered
Class A common stock, $0.001 par value per share	MSTR	The Nasdaq Global Select Market
8.00% Series A Perpetual Strike Preferred Stock, $0.001 par value per share	STRK	The Nasdaq Global Select Market
10.00% Series A Perpetual Strife Preferred Stock, $0.001 par value per share	STRF	The Nasdaq Global Select Market
10.00% Series A Perpetual Stride Preferred Stock, $0.001 par value per share	STRD	The Nasdaq Global Select Market
Variable Rate Series A Perpetual Stretch Preferred Stock, $0.001 par value per share	STRC	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

ATM Updates

On August 18, 2025, Strategy Inc (“Strategy” or the “Company”) announced updates with respect to its at-the-market offering programs:

ATM Program Summary	During Period August 11, 2025 to August 17, 2025			As of August 17, 2025
	Shares Sold	Notional Value (in millions) (1)	Net Proceeds (in millions) (2)	Available for Issuance and Sale (in millions)
Common ATM	-	-	-	$17,042.7
$21 billion of class A common stock, $0.001 par value per share ("MSTR Shares"), established May 1, 2025
STRK ATM	179,687 STRK Shares	$18.0	$19.3	$20,430.9
$21 billion of 8.00% series A perpetual strike preferred stock, $0.001 par value per share (“STRK Shares”), established March 10, 2025
STRF ATM	162,670 STRF Shares	$16.3	$19.0	$1,848.4
$2.1 billion of 10.00% series A perpetual strife preferred stock, $0.001 par value per share (“STRF Shares”), established May 22, 2025
STRD ATM	140,789 STRD Shares	$14.1	$12.1	$4,169.9
$4.2 billion of 10.00% series A perpetual stride preferred stock, $0.001 par value per share (“STRD Shares”), established July 7, 2025
STRC ATM	-	-	-	$4,200.0
$4.2 billion of variable rate series A perpetual stretch preferred stock, $0.001 par value per share (“STRC Shares”), established July 31, 2025
Total			$50.4

(1) The total face value of the shares of preferred stock sold, which is used to calculate dividends thereon.

(2) Net proceeds are presented net of sales commission.

BTC Update

On August 18, 2025, Strategy announced updates with respect to its bitcoin holdings:

During Period August 11, 2025 to August 17, 2025			As of August 17, 2025
BTC Acquired (1)	Aggregate Purchase Price (in millions) (2)	Average Purchase Price (2)	Aggregate BTC Holdings	Aggregate Purchase Price(in billions) (2)	Average Purchase Price (2)
430	$51.4	$119,666	629,376	$46.15	$73,320

(1) The bitcoin purchases were made using proceeds from the STRK ATM, STRF ATM and STRD ATM.

(2) Aggregate and average purchase prices are inclusive of fees and expenses.

Item 7.01 Regulation FD Disclosure.

Update to MSTR Equity Guidance

Strategy today announced an update to its prior guidance with respect to its intended use of proceeds from the Common ATM. When mNAV (as defined on Strategy.com) is below 2.5x, Strategy will tactically issue MSTR Shares to (1) pay interest on debt obligations, (2) fund preferred equity dividends, and (3) when otherwise deemed advantageous to the Company. A copy of the presentation slide issued in connection with the announcement is attached and furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Strategy Dashboard

The Company also maintains a dashboard on its website (www.Strategy.com) as a disclosure channel for providing broad, non-exclusionary distribution of information regarding the Company to the public, including information regarding market prices of its outstanding securities, bitcoin purchases and holdings, certain KPI metrics and other supplemental information, and as one means of disclosing non-public information in compliance with its disclosure obligations under Regulation FD. Investors and others are encouraged to regularly review the information that the Company makes public via the website dashboard.

Furnished Information

The information disclosed pursuant to Item 7.01 in this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Updated MSTR Equity Guidance Presentation Slide
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 18, 2025	Strategy Inc (Registrant)

	By:	/s/ W. Ming Shao
	Name:	W. Ming Shao
	Title:	Executive Vice President & General Counsel